UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2010

PURAMED BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	00-52771 (Commission File Number)	20-5510104 (IRS Employer Identification No.)

1326 Schofield Avenue

Schofield, WI 54476

(Address of principal executive offices)

(715) 359-6373

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On April 9, 2010, the Private Equity Credit Agreement (the “Equity Credit Agreement”) and the Registration Rights Agreement (the “Registration Rights Agreement,” and together with the Equity Credit Agreement, the “Transaction Agreements”), in each case, between PuraMed BioScience, Inc, (the “Company”) and Southridge Partners II, LP (the “Investor”) were mutually terminated by the Company and the Investor. The Transaction Agreements were originally filed with the Securities & Exchange Commission (the “SEC”) on February 8, 2010.

In connection with the original Equity Credit Agreement, the Company paid (i) the Investor a due diligence fee of $5,000 and 25,000 shares of restricted common stock, and (ii) Southridge Investment Group an advisory fee of $7,500.

As a result of the termination the Company forfeited $5,000 in cash and the 25,000 shares of restricted common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURAMED BIOSCIENCE, INC.

April 15, 2010	By:	/s/ Russell W. Mitchell
Name: Russell W. Mitchell
Title: Chief Executive Officer